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                                                                 EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated December 9, 1994, relating to the combined financial statements of the National Accounts Division of The Martin-Brower Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
PRICE WATERHOUSE LLP


Chicago, Illinois
October 11, 1996